SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities
               Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant   /x/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement          / / Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))
/x/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                    Interstate Bakeries Corporation
 ..............................................................................
              (Name of Registrant as Specified in its Charter)


 ..............................................................................
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:
        ......................................................................

     2) Aggregate number of securities to which transaction applies:
        ......................................................................

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ......................................................................

     4) Proposed maximum aggregate value of transaction:
        ......................................................................

     5) Total fee paid:
        ......................................................................

/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
        .......................................................

     2) Form, Schedule or Registration Statement No.:
        .......................................................

     3) Filing Party:
        .......................................................

     4) Date Filed:
        .......................................................

                       INTERSTATE BAKERIES CORPORATION
                          12 East Armour Boulevard
                         Kansas City, Missouri 64111
                               (816) 502-4000

                               --------------

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD SEPTEMBER 24, 1996

                               --------------

TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of Interstate Bakeries Corporation (the "Company") will be held on September 24, 1996, at 10:00 a.m., at the Waddell & Reed Auditorium, 6300 Lamar, Shawnee Mission, Kansas 66202, for the following purposes:

     1. To elect three Class III Directors to serve a term of three years and until their successors shall be elected and qualified;

     2. To consider and vote upon a proposal to adopt the Interstate Bakeries Corporation 1996 Stock Incentive Plan (the "1996 Plan");

     3. To ratify the appointment of Deloitte & Touche LLP as the independent auditors of the books and accounts of the Company for the fiscal year ending May 31, 1997; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on August 9, 1996, are entitled to notice of and to vote at the meeting or any adjournment thereof.

     All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A postage-prepaid envelope is enclosed for that purpose. The prompt return of proxies will assure a quorum and save the Company the expense of further solicitation. If you attend the meeting, you may vote personally on all matters, and in that event, the proxy will not be voted.

                      By Order of the Board of Directors

                             /s/Ray Sandy Sutton

                               Ray Sandy Sutton
                             Corporate Secretary

August 26, 1996

                       INTERSTATE BAKERIES CORPORATION
                                ----------

                              PROXY STATEMENT
                                ----------

     This Proxy Statement, which is being mailed to stockholders on August 26, 1996, is furnished in connection with the solicitation by the Board of Directors of Interstate Bakeries Corporation (the "Company") of proxies to be voted at the Annual Meeting of Stockholders (the "Meeting") to be held on September 24, 1996, commencing at 10:00 a.m. at the Waddell & Reed Auditorium, 6300 Lamar, Shawnee Mission, Kansas 66202. Proxies will be voted for the items listed in the accompanying notice. A stockholder may revoke his or her proxy by delivering a written notice to the Corporate Secretary of the Company at any time prior to the voting or by attending the Meeting and voting the shares in person.

     The Company will bear the entire cost of solicitation of proxies in the enclosed form, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to stockholders. Original solicitation of proxies by mail may be supplemented by telephone, mailgram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees of the Company for such services.

     The Board of Directors has fixed the close of business on August 9, 1996, as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournment thereof and only stockholders of record at the close of business on that date will be entitled to vote. On August 9, 1996, the Company had outstanding 37,393,532 shares of common stock, $.01 par value (the "Common Stock"), entitled to one vote per share. A vote of a plurality of all shares of Common Stock present in person or by proxy at the Meeting is necessary for the election of directors. The 1996 Plan proposal and the ratification of the accountants require the approval of a majority of shares of Common Stock present, in person or by proxy, at the Meeting, assuming a quorum is represented. Votes submitted as abstentions on any matter to be voted on at the Meeting will be counted as votes against such matter. Broker non-votes will not count for or against the election of directors, the 1996 Plan proposal or the ratification of the appointment of the independent auditors. The Company's stockholders will not have dissenters' rights of appraisal with respect to any of the proposals in this Proxy Statement.

     The Company's Annual Report on Form l0-K, including the financial statements and the financial statement schedules, as filed with the Securities and Exchange Commission for the fiscal year ended June 1, 1996, will be mailed, upon request, free of charge, to all persons who are record or beneficial holders of the Common Stock as of August 9, 1996. To obtain a copy of such report, written request should be made to the Company (Attention: Mr. Ray Sandy Sutton, Corporate Secretary) at 12 East Armour Boulevard, Kansas City, Missouri 64111.

                           SECURITY OWNERSHIP


Principal Stockholders

     The following table sets forth information as of August 1, 1996, regarding the ownership of the Company's Common Stock by each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock.

                                          Amount
                                       Beneficially             Percentage
Name and Address                          Owned                    Held
- ----------------                       ------------             ----------
VCS Holding Company                      16,923,077               45.36%
c/o Ralston Purina Company
Checkerboard  Square
St. Louis, MO 63164

Harris Associates L.P.                    2,453,375                6.58
2 North LaSalle - Suite 500
Chicago, IL  60602

Metropolitan Life Insurance Company       2,433,130                6.52
Mezzanine Investment Limited
 Partnership 8
1 Madison Avenue (10th Floor)
New York, NY  10010

Wellington Management                     2,042,900                5.48
75 State Street
Boston, MA  02109

Common Stock Owned By Management

     The number of shares of Common Stock of the Company beneficially owned as of August 1, 1996, by the Directors, the Named Executive Officers (as defined below) and all Directors and Executive Officers as a group, are set forth below:

                                  Amount and Nature of
Name of Beneficial Owner          Beneficial Ownership       Percentage Held
- ------------------------          --------------------       ---------------
Charles A. Sullivan                     471,454 (l)                1.26%
G. Kenneth Baum                         204,606 (2)                  *
Leo Benatar                               3,000                      *
E. Garrett Bewkes, Jr.                    6,000                      *
Philip Briggs                             1,000                      *
Robert B. Calhoun, Jr.                    1,366                      *
James R. Elsesser                         4,550                      *
Frank E. Horton                           2,500                      *
William P. Stiritz                      585,050                    1.57
Ray Sandy Sutton                         15,115 (1)                  *
H. L. Shetler                            76,167 (1)                  *
Michael D. Kafoure                       10,000 (1)                  *
Timothy W. Cranor                        30,602 (1)                  *
All Directors and Executive
 Officers as a Group (16 persons)     1,537,456 (1)                4.07
- ---------------------------------
*Less than 1%

     (l) Of the shares indicated 240,000 (Mr. Sullivan), 10,000 (Mr. Sutton), 58,849 (Mr. Shetler), 10,000 (Mr. Kafoure), 30,000 (Mr. Cranor) and 449,019
(all Directors and Executive Officers as a group) are attributable to currently exercisable employee stock options.

     (2) Mr. Baum is a director and Chairman of the Board of George K. Baum Group, Inc. Mr. Baum is the majority stockholder of George K. Baum Group, Inc. Of the 204,606 shares indicated, 152,879 of such shares are held by George K. Baum Group, Inc. Mr. Baum may be deemed to beneficially own all 152,879 shares of the Common Stock held by George K. Baum Group, Inc.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires executive officers and directors of the Company, and persons who beneficially own more than ten percent (10%) of the Common Stock ("reporting persons"), to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon a review of copies of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year and Form 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, the Company believes that all these forms required to be filed by "reporting persons" of the Company were timely filed pursuant to
Section 16(a) of the Exchange Act.

                             EXECUTIVE OFFICERS

     Set forth below is the name, age and present principal occupation or employment and five year employment history of each executive officer of the Company. The executive officers of the Company serve at the pleasure of the Board of Directors. The business address of each person listed below is 12 East Armour Boulevard, Kansas City, Missouri 64111. None of the executive officers is related to any other director or executive officer by blood, marriage or adoption and each is a citizen of the United States.

                              Present Principal Occupation or Employment
Name and Age                  and Five Year Employment History
- ------------                  ------------------------------------------
Charles A. Sullivan, 61       Chairman of the Board and Chief Executive
                              Officer of the Company and Interstate Brands
                              Corporation ("Brands") for more than the past five years; President of the Company and Brands until January 1995; director of the Company since August 1989.

Michael D. Kafoure, 47        President and Chief Operating Officer of the
                              Company and Brands since September 1995; Senior
                              Vice President of the Western Division -
                              North from July 1995 to September 1995;
                              President and Chief Operating Officer of
                              Merico, Inc., a subsidiary of Campbell Taggart,
                              Inc., from April 1994 to June 1995; President and Chief Operating Officer of the U.S. Bakery
                              Division of Campbell Taggart, Inc. for more than three years prior thereto.

Ray Sandy Sutton, 58          Vice President, Corporate Secretary and General
                              Counsel of the Company and Brands for more than the past five years.

H. L. Shetler, 63             Executive Vice President of Brands for more than
                              the past five years.

Timothy W. Cranor, 44         Senior Vice President - Purchasing of Brands
                              since July 1995; formerly Executive Vice
                              President of Cereal Food Processors Inc. for more than four years prior thereto.

Mark D. Dirkes, 48            Senior Vice President - Corporate Marketing of
                              Brands since July 1995; Vice President -
                              Corporate Marketing of Brands for more than four years prior thereto.

John F. McKenny, 46           Vice President and Corporate Controller of the
                              Company and Brands for more than the past five years.

Paul E. Yarick, 57            Vice President and Treasurer of the Company and
                              Brands for more than the past five years.

                      PROPOSAL NO. 1 - ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes: Class I, Class II and Class III. Directors in each such class are elected for three year terms, with each class standing for election in a different year. At the Meeting, three Class III Directors will be elected to serve until the third succeeding Annual Meeting of the stockholders of the Company. Proxies may not be voted for more than three persons in the election of Class III Directors at the Meeting. G. Kenneth Baum, E. Garrett Bewkes, Jr. and James R. Elsesser, the current Class III Directors of the Company, have been nominated for re-election. The following table sets forth certain information with respect to the three nominees, the Class I Directors (whose terms expire in 1997) and the Class II Directors (whose terms expire in 1998). None of the directors is related to any other director or executive officer by blood, marriage or adoption, and each is a citizen of the United States.

Name and Age                  Information about Directors
- ------------                  ---------------------------
Class III Directors
- -------------------
G. Kenneth Baum, 66           Chairman of the Board of George K. Baum Group,
                              Inc. from May 1994 to present; Chairman of the Board of George K. Baum & Company, an investment company, from 1982 until May 1994; director of H & R Block, Inc., Sealright Co., Inc. and
                              Unitog Company. Mr. Baum became a director of the Company in April 1988.

E. Garrett Bewkes, Jr., 69    Consultant and Chairman of a number of
                              PaineWebber mutual funds for more than the past five years; formerly Chairman of American
                              Bakeries Company;  director of PaineWebber
                              Group, Inc. and Napro Bio-Pharmaceutical, Inc.
                              Mr. Bewkes became a director of the Company in August 1991.

James R. Elsesser, 52         Vice President and Chief Financial Officer of
                              Ralston Purina Company for more than the past five years. Mr. Elsesser became a director of the Company in July 1995.

Class I Directors (Term expires in 1997)
- ----------------------------------------
Charles A. Sullivan, 61       Chairman of the Board and Chief Executive
                              Officer of the Company and Brands for more than the past five years; President of the Company and Brands until January 1995; director of UMB
                              Bank, n.a. and Sealright Co., Inc. Mr. Sullivan became a director of the Company in August 1989.

Leo Benatar, 66               Associated Consultant for A. T. Kearney, Inc.
                              and Principal for Benatar & Associates from June
                              1996 to present; Chairman of the Board of Engraph, Inc. (a subsidiary of Sonoco
                              Products Company) and Senior Vice President of
                              Sonoco Products Company from October 1993 until
                              May 1996; Chairman and CEO of Engraph, Inc. from
                              1981 until October 1993; director of Sonoco
                              Products Company, Schuller Corporation, Mohawk
                              Industries, Inc., PAXAR Corporation and Aaron
                              Rents, Inc.; Chairman and director of Federal
                              Reserve Bank of Atlanta until January 1996.
                              Mr. Benatar became a director of the Company in August 1991.


William P. Stiritz, 62        Chairman of the Board, Chief Executive Officer
                              and President of Ralston Purina Company for more than the past five years; director of Ralcorp
                              Holdings, Inc., Angelica Corporation, Boatmen's
                              Bancshares, Inc., Reinsurance Group of America,
                              Inc., the May Dept. Stores Company and Ball
                              Corporation. Mr. Stiritz became a director of the Company in July 1995.

Class II Directors (Term expires in 1998)
- -----------------------------------------
Philip Briggs, 68             Chairman of the Board of Empire Blue Cross Blue
                              Shield since July 1993; formerly Vice-Chairman and director of Metropolitan Life Insurance
                              Company for more than two years prior thereto.
                              Mr. Briggs became a director of the Company in August 1991.

Robert B. Calhoun, Jr., 53    President of the Clipper Capital Corporation
                              since January 1994; Chief Executive Officer of the Clipper Group, L.P., from January 1991 to
                              December 1993; director of Avondale Mills, Inc.
                              and Highway Master Communications, Inc.  Mr.
                              Calhoun became a director of the Company in May
                              1991.

Frank E. Horton, 57           President, The University of Toledo for more
                              than the past five years; member of the Advisory
                              Board of Northwest Ohio Society Bank & Trust.
                              Dr. Horton became a director of the Company in September 1992.

     During the 1996 fiscal year, the Board of Directors held four meetings. All directors attended 75% or more of the Board of Directors' meetings.

Committees of the Board

     The Board of Directors has appointed an Audit Committee and a Compensation and Stock Option Committee (the "Compensation Committee") to assist in handling the various functions of the Board.

     The Audit Committee members are Leo Benatar, Philip Briggs and E. Garrett Bewkes, Jr. Mr. Benatar serves as Chairman of the Audit Committee. The Audit Committee recommends to the full Board of Directors the engagement of independent auditors, reviews with the auditors the scope and results of the audit, reviews with the Company's internal auditors the scope and results of the Company's internal audit procedures, reviews the independence of the auditors and non-audit services provided by the auditors, considers the range of audit and non-audit fees, reviews with the Company's independent auditors and management the effectiveness of the Company's system of internal accounting controls and makes inquiries into other matters within the scope of its duties. The Audit Committee held two meetings during the 1996 fiscal year. All members of the Audit Committee attended both meetings, except one member who was unable to attend one meeting.

     The Compensation Committee members are E. Garrett Bewkes, Jr., G. Kenneth Baum and Frank E. Horton. Mr. Bewkes serves as Chairman of the Compensation Committee. The Compensation Committee recommends to the full Board of Directors remuneration arrangements for senior management and directors, and determines the number and terms of options (the "Stock Options") granted under the Company's 1991 Stock Option Plan (the "1991 Plan"). The Compensation Committee held three meetings during the 1996 fiscal year. All members of the Compensation Committee attended the meetings. If the 1996 Stock Incentive Plan (the "1996 Plan") is approved by the stockholders as described herein, the current members of the Compensation Committee will administer the 1996 Plan.

Directors' Compensation

     Directors who are not salaried employees of, or consultants to, the Company are entitled to an annual retainer of $24,000 plus $2,000 for each Board Meeting attended. In addition, directors who are members of committees of the Board of Directors and who are not salaried employees of, or consultants to, the Company are entitled to receive $1,000 for each committee meeting attended that is not conducted on the same day as a meeting of the full Board of Directors and $750 for each committee meeting attended that is conducted on the same day as a meeting of the full Board of Directors.

Compensation Committee Interlocks and Insider Participation

     No member of the Compensation Committee was an officer, employee or a former officer or employee of the Company or any of its subsidiaries during the last fiscal year.

                              COMMON STOCK PERFORMANCE

     The graph set forth below compares the yearly percentage change in cumulative stockholder return of the Company's Common Stock since July 24, 1991 (the date the Company completed its initial public offering of Common Stock) against the cumulative return of the Standard and Poor's Composite 500 Stock Index ("S&P 500") and the Standard and Poor's Food Index ("S&P Food Index") covering the same time period. The graph is based on $100 invested on July 24, 1991, in the Company's Common Stock, the S&P 500 and the S&P Food Index, each assuming dividend reinvestment. The historical stock price performance shown on this graph is not necessarily indicative of future performance.


                              PERFORMANCE GRAPH



               7/24/91     5/30/92    5/29/93     5/28/94     6/3/95    6/1/96
               -------     -------    -------     -------     ------    ------

Interstate
 Bakeries       100.00       95.59     111.09       81.30     102.76    198.73
S&P 500 Index   100.00      109.54     122.26      127.46     153.19    195.81
S&P Food Index  100.00      101.67     106.61      105.90     133.55    157.19


                           EXECUTIVE COMPENSATION

     The Compensation Committee consists of three outside directors. The Compensation Committee recommends to the full Board of Directors the compensation of the Chief Executive Officer. The Compensation Committee approves and monitors compensation guidelines for the Company's other executive officers as recommended by the Chief Executive Officer. The Compensation Committee's report for fiscal 1996 is set forth below.

Compensation Committee Report

     The Compensation Committee believes that it is in the best interest of the stockholders for the Company to attract, maintain and motivate top quality management personnel, especially its executive officers, by offering a competitive compensation package that maintains an appropriate relationship between executive pay and the creation of stockholder value. The general philosophy of the Compensation Committee is to integrate (i) reasonable levels of annual base salary, (ii) annual incentive bonus awards based upon achievement of short-term corporate and individual performance goals, such that executive compensation levels will be higher in years in which performance goals are achieved or exceeded and (iii) stock option grants, to ensure that management has a continuing stake in the long-term success of the Company in return of value to its stockholders.

     The Compensation Committee recognizes that it must retain base salary levels commensurate with other comparable companies in the food industry with whom the Company competes for management personnel (the "Comparable Companies"). However, the Compensation Committee believes that the compensation program for its executive officers and key management personnel should be primarily based upon performance. Therefore, base salaries for executive officers and other key management personnel are maintained at a level slightly below the mid-range level of such base salaries at the Comparable Companies. The Compensation Committee utilizes external salary surveys to establish base salaries in reference to the Comparable Companies. In addition to the external salary surveys, the individual executive's level of responsibility, prior experience, breadth of knowledge and overall skills are factors considered by the Compensation Committee in recommending base salaries for each individual executive officer or key manager. Base salaries are adjusted annually to reflect the operating performance of the Company for the preceding fiscal year and average increases among the Comparable Companies. Additional adjustments to reflect changes in the market or in individual responsibilities may be appropriate from time to time.

     All executive officers and key management personnel of the Company are eligible to receive cash incentive bonuses under the Company's Incentive Compensation Plan. Incentive bonus awards are based upon the Company achieving certain operating cash flow and earnings per share objectives. The Chief Executive Officer submits proposed minimum, target and maximum operating cash flow and earnings per share objectives to the Board of Directors for approval. Annual incentive bonus payments are calculated based on a formula which compares the Company's actual operating cash flow and earnings per share levels achieved to the objectives approved by the Board of Directors.
Payments range from zero to 200% of target bonus amounts for the Chief Executive Officer and the divisional and corporate officers and zero to 150% for bakery management.

     Awards of Stock Options comprise the third element of the compensation program for executive officers and key management personnel. The Compensation Committee believes the Company's executive officers and key management personnel should have a stake in the Company's ongoing success through stock ownership.

     The value of the Stock Options is related directly to the market price of the Common Stock and thus to the long-term performance of the Company. The exercise price (the "Exercise Price") of Stock Options granted to employees is the fair market value of the Common Stock on the date of grant. The Compensation Committee has complete discretion to select the optionees and to establish the terms and conditions of each option, subject in all cases to the provisions of the Company's 1991 Stock Option Plan. The 1991 Stock Option Plan is designed to reward the executives for long-term results. The executives' potential to receive value from Stock Options will occur only if the Company's stock price increases above the Exercise Price. The number of Stock Options granted to any individual executive is generally based upon that executive's level of responsibility.

     The Compensation Committee utilizes the same factors and criteria to recommend the compensation for the Chief Executive Officer as it does for all executives of the Company. Mr. Sullivan's minimum base salary of $400,000 is established under the terms of an Employment Agreement (the "Employment Agreement") with the Company, but the Board of Directors has discretion to set his base salary at an amount greater than the minimum. Although the Compensation Committee does specifically discuss the Chief Executive Officer's contributions toward achieving the overall Company performance results, there are no unique criteria applied to the compensation of the Chief Executive Officer that are not also applied to other key executives and managers of the Company.

     Mr. Sullivan's fiscal 1996 compensation was determined in accordance with the Company's compensation policy which provides that executive compensation levels will be higher in years in which performance goals are achieved or exceeded. Incentive compensation is based on earnings per share objectives defined with minimum, target and maximum goals. Fiscal 1996 performance was within the range of goals, therefore, Mr. Sullivan was eligible for an incentive bonus for fiscal 1996.

     Section 162(n) of the Internal Revenue Code of 1986 (the "Code") imposes a $1 million cap on the deductibility of compensation to certain executive officers of public companies. The Compensation Committee continues to evaluate the impact of the cap on its compensation policies so as to conform such policies of the Company, to the extent practicable, to the Code.

                                             Compensation Committee

                                       E. Garrett Bewkes, Jr., Chairman
                                                G. Kenneth Baum
                                                Frank E. Horton

Summary Compensation Table

     The following table sets forth information concerning compensation received by (i) the Chief Executive Officer of the Company as of June 1, 1996 and (ii) the four other most highly compensated executive officers of the Company as of June 1, 1996, whose annual compensation exceeded $100,000 for the fiscal year ended June 1, 1996 ((i) and (ii) collectively the "Named Executive Officers"). The Company does not currently award stock appreciation rights, restricted stock or other long-term incentive compensation (other than Stock Options) under its executive compensation program.

                                                     Long-Term      All Other
                                                    Compensation  Compensation
Name and Principal    Fiscal                        ------------  ------------
Position               Year     Salary $  Bonus $    Options (#)    ($)   (1)
- ------------------    ------    --------  -------   ------------  ------------
Charles A. Sullivan(2) 1996     $600,000  $598,416         -        $12,400
 Chairman of the       1995      453,846   192,830      75,000       12,000
 Board and Chief       1994      400,000       -        40,000       14,501
 Executive Officer

Michael D. Kafoure     1996      228,367   248,568      50,000       37,400(3)
 President and Chief   1995          -         -           -            -
 Operating Officer     1994          -         -           -            -

H. L. Shetler          1996      180,415   220,000         -         12,400
 Executive Vice        1995      143,298   141,476      35,000       12,000
 President             1994      134,415    31,184      20,000       12,007

Ray Sandy Sutton       1996      145,577   161,580         -         12,400
 Vice President,       1995      137,063    85,738      20,000       12,000
 Corporate Secretary   1994      132,042       -         5,000       10,563
 and General Counsel

Timothy W. Cranor      1996      151,846   102,714      30,000       98,400(3)
 Senior Vice           1995          -         -           -            -
 President -           1994          -         -           -            -
 Purchasing

(1) These amounts represent contributions by the Company to the Company's Retirement Income Plan for the benefit of each executive, excluding the amounts described in (3) below.

(2) The Employment Agreement between the Company and Mr. Sullivan provides that Mr. Sullivan will serve as Chairman of the Board of the Company and Chief Executive Officer of the Company and Brands. The Employment Agreement, which is automatically renewed on May 31 of each year unless terminated by the Company and Brands or Mr. Sullivan, further provides that Mr. Sullivan will
receive a minimum annual salary of $400,000 and will   be eligible for an
annual bonus, each to be determined by the Board.

     In the event Mr. Sullivan's employment with the Company is terminated without his consent, the Employment Agreement limits Mr. Sullivan's ability to compete with the Company and provides for full salary and benefits for a period of two years from the date of such termination and a lump sum payment equal to the aggregate annual bonuses paid to Mr. Sullivan for the two most recent fiscal years prior to such termination.

(3) Mr. Kafoure was employed by the Company on July 19, 1995 and Mr. Cranor was employed by the Company on July 21, 1995. In conjunction with their employment, Mr. Kafoure and Mr. Cranor were paid relocation bonuses of $25,000 and $86,000 respectively.

Stock Options

     The following two tables set forth information for the last completed fiscal year relating to (i) the grant of Stock Options to the Named Executive Officers and (ii) the exercise and appreciation of Stock Options held by the Named Executive Officers.

                       OPTION GRANTS IN THE FISCAL YEAR ENDED JUNE 1, 1996

                                                                     Potential
                         Percent of                                  Realizable
                           Total                                   Value of Stock
                          Options       Exercise                        Price
                (#)      Granted to     or Base                    Appreciation(2)
              Options    Employees       Price      Expiration  ---------------------
Name          Granted(1)   in FY        ($/sh)         Date        5%         10%
- ----          -------    ----------   -----------   ----------  ---------------------
Charles A.
 Sullivan           -           -%         $    -           -   $      -   $        -

Michael D.
 Kafoure       10,000        3.98           17.25    07/18/05    108,484      274,920
               40,000       15.90           21.25    09/19/05    534,560    1,354,681
Ray Sandy
 Sutton             -           -               -           -          -            -

H. L. Shetler       -           -               -           -          -            -

Timothy W.
 Cranor        30,000       11.93           17.25    07/20/05    325,452      824,761


(1) All Stock Options were granted at an Exercise Price equal to the fair market value of the underlying Common Stock on the date of grant. The Stock
Options become exercisable one year after the date of grant.

(2) Potential realizable value is based on the assumption that the price of the Company's Common Stock appreciates at the annual rate shown (compounded annually) from the date of option grant until the end of the l0-year option term. There can be no assurance that the potential realizable values shown in the table will be achieved.

      AGGREGATED OPTION EXERCISES IN FISCAL 1996 AND OPTION VALUES AT JUNE 1, 1996


                                      Number of Unexercised        Value of Unexercised
                 Shares                 Options at Fiscal          In-The-Money Options
                Acquired                    Year-end               at Fiscal Year-end(1)
                   on      Value    --------------------------  --------------------------
Name            Exercise  Realized  Exercisable  Unexercisable  Exercisable  Unexercisable
- ----            --------  --------  -----------  -------------  -----------  -------------
Charles A.
 Sullivan              -  $      -     240,000              -    $3,046,250      $      -
Michael D.
 Kafoure               -         -           -         50,000             -       358,750
Ray Sandy
 Sutton           45,000   293,125      10,000              -       132,500             -
H. L.
 Shetler          40,000   189,375      58,849              -     1,025,572             -
Timothy W.
 Cranor                -         -           -         30,000             -       311,250

(l) The value of unexercised, in-the-money options is the difference between the Exercise Price of the Options and the fair market value of the Company's
Common Stock at June 1, 1996 ($27.625).

                              CERTAIN TRANSACTIONS

Other Matters

     Mr. Leo Benatar, who is a director of the Company, was Chairman of the Board and President (until May 1996) of Engraph, Inc., which manufactures graphic items for various uses. The Company has purchased truck decals from Engraph, Inc. in the past and will continue to do so. During fiscal 1996, the Company purchased approximately $167,000 worth of truck decals from Engraph, Inc. The Company purchases such decals from a variety of sources to ensure that such purchases are made at a competitive price.

Acquisition of Continental Baking Company

     On April 12, 1995, the Company entered into a Sale and Purchase Agreement by and among the Company, Brands, Continental Baking Company ("CBC"), Ralston Purina Company ("RPC") and VCS Holding Company ("VCS") (the "Purchase Agreement"), pursuant to which on July 22, 1995, the Company acquired CBC from RPC for $220,000,000 in cash and the issuance to RPC of 16,923,077 shares of Common Stock. CBC was then merged with and into Brands pursuant to Delaware law.

     RPC acquired the 16,923,077 shares of Common Stock pursuant to the terms of a Shareholder Agreement dated July 22, 1995 (the "Shareholder Agreement"). In accordance with the terms of the Shareholder Agreement, Mr. Stiritz and Mr. Elsesser of RPC were elected to the Board of the Company to serve until 1997 and 1998, respectively.

     Between June 3, 1995 and June 1, 1996, RPC or its affiliates received approximately $1,200,000 in payments from the Company primarily in connection with post-closing obligations, including transition services.

     During fiscal 1996, the Company paid RPC's affiliate, Protein Technologies International ("PTI") a total of $414,000 for purchases of isolated soy protein. The balance owed to PTI by the Company at June 1, 1996 was approximately $106,000.

     The Purchase Agreement, Shareholder Agreement, other ancillary agreements thereto and the acquisition are described in the Proxy Statement of the Company dated July 20, 1995, relating to the Special Meeting of Stockholders held on July 21, 1995.


            PROPOSAL NO. 2 - APPROVAL OF THE 1996 STOCK INCENTIVE PLAN

General

     The Board of Directors has adopted, subject to shareholder approval, the 1996 Plan, which substantially modifies, amends and supplements the 1991 Plan. If the 1996 Plan is adopted by the shareholders, no further options will be granted under the 1991 Plan. All shares reserved under the 1991 Plan not allocated to options previously granted will be transferred to the 1996 Plan.

     Like the 1991 Plan, the purpose of the 1996 Plan is to establish and continue a close identity between the Company, its subsidiaries and their employees. The 1996 Plan provides additional flexibility to the Company with respect to the types of incentives that can be crafted to reward employees for past service, retain current employees in the service of the Company and induce other executives or key employees to become associated with the Company or a subsidiary.

     The affirmative vote of the holders of a majority of the issued and outstanding shares of the Common Stock present in person or represented by proxy at the Meeting and entitled to vote is required to approve the 1996 Plan. The full text of the 1996 Plan is attached to this Proxy Statement.
The summary of the provisions of the 1996 Plan set forth below is qualified in its entirety by reference to the 1996 Plan as set forth hereto.

Summary of the 1996 Plan

     The 1996 Plan is designed to enable employees and non-employee directors of the Company to acquire or increase their equity interests in the Company on such reasonable terms as the Committee or the Board determines. The opportunity so provided is intended to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Company, to aid in retaining individuals who put forth such efforts and to assist in attracting the best available individuals in the future. Toward these objectives, the 1996 Plan provides for the granting of (i) stock options, restricted stock awards, performance share awards and other incentive awards to employees, as approved by the Committee and (ii) stock options and other awards to non-employee directors, as approved by the Board. The 1996 Plan also provides that members of the Board may elect to receive their retainer in shares of Common Stock of the Company, all as described therein.

     Administration. The 1996 Plan provides for administration by the Committee, or another committee designated by the Board, consisting of two or more "non-employee directors" as defined in Section 16 of the Exchange Act. Members of the Committee may participate in the 1996 Plan, but only to the extent set forth below in the sections titled "Director Options" and "Director Awards." Among the powers granted to the Committee are the powers to interpret the 1996 Plan, establish rules and regulations for its operation, select employees of the Company and its subsidiaries to receive awards and determine the timing, form, amount and other terms and conditions pertaining to any award.

     Eligibility for Participation. Awards may be granted under the 1996 Plan to any employee of the Company or subsidiaries of the Company. Officers shall be employees for this purpose, whether or not they are also directors. Awards may also be granted to directors who are not employees of the Company or its subsidiaries, but only to the extent set forth below in the sections titled "Director Options" and "Director Awards."

     Shares Reserved for Issuance Under the 1996 Plan.   Approximately
2,166,500 shares remain available for use in future grants under the 1991 Plan. The Board has approved an increase in the number of shares reserved for issuance under the 1996 Plan from 4,000,000 to 6,833,500 to facilitate the achievement of the goals of the 1996 Plan. The Board believes that the 5,000,000 unallocated shares of Common Stock that would be available for further grants under the 1996 Plan are reasonable to achieve the goals of the 1996 Plan.

      Type of Awards. The Plan provides for the granting of any or all of the following types of awards: (i) stock options, including non-qualified stock options and stock options intended to qualify as "incentive stock options" under Section 422 of the Code, (ii) performance shares, (iii) restricted Common Stock, (iv) Common Stock, and (v) any other incentive award of, or based on, the Company's Common Stock which is established by the Committee and which is consistent with the 1996 Plan's purpose. The awards may be granted singly, in combination or in tandem as determined by the Committee.

     Amendment of 1996 Plan. The Company, through the Board, may suspend or terminate the 1996 Plan. In addition, the Board may, from time to time, amend the 1996 Plan in any manner, but may not, without shareholder approval, adopt any amendment which would materially increase the aggregate number of shares of Common Stock which may be issued under the 1996 Plan (except for certain antidilution provisions specified in Article XI of the 1996 Plan), or materially modify the 1996 Plan's eligibility requirements.

     Other Components of the 1996 Plan. The 1996 Plan authorizes the Committee to grant awards during the period beginning on the date the 1996 Plan is approved by the shareholders until ten years after such date. Any shares of Common Stock related to awards, including those granted under the 1991 Plan, which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares of Common Stock, are settled in cash in lieu of Common Stock, or are exchanged at the Committee's discretion for awards not involving shares of Common Stock, will be available for use in connection with awards under the 1996 Plan.

     Stock Options. Under the 1996 Plan, the Committee may grant awards in the form of options to purchase shares of the Company's Common Stock (an "Option"). The Committee will, with regard to each Option, determine the number of shares subject to the Option, the manner and timing of the Option's exercise, and the exercise price of the Option, provided that such exercise price be at least equal to fair market value of the underlying Common Stock on the date of grant. The exercise price of an Option may, at the discretion of the Committee, be paid by a participant in cash, shares of the Company's Common Stock, a combination thereof, or such other consideration as the Committee may deem appropriate. The Committee may grant non-qualified options or incentive stock options which satisfy the applicable requirements of
Section 422 of the Code.

     Director Options. The 1996 Plan permits the grant of Options to purchase shares of Common Stock to each person who is a non-employee director, provided each such grant is approved by the Board with the recipient of such award abstaining from the vote. The exercise price per share shall be equal to the Fair Market Value, which is the last sale price per share on the New York Stock Exchange of one share of Common Stock on the date the Director Option is granted. The period within which each such Option may be exercised shall expire ten years from the date the Option is granted, unless it expires sooner due to the death of the optionee, or is fully exercised prior to the end of such period. Payment of the option price may be paid in full in cash, shares of the Company's Common Stock, a combination thereof, or such other consideration as the Board may deem appropriate. Director Options shall be forfeited if the directorship of an optionee is terminated on account of any act of fraud, intentional misrepresentation, embezzlement, misappropriation or conversion of assets or opportunities of the Company or any of its subsidiaries.

     Performance Shares. The 1996 Plan also allows for the granting of performance share awards. Such awards will be contingent upon the attainment over a period to be determined by the Committee of certain performance objectives. The performance objectives to be achieved during a performance period and the measure of whether and to what degree such objectives have been attained will also be determined by the Committee.

     Restricted Stock Awards. The 1996 Plan authorizes the Committee to grant awards in the form of restricted shares of the Company's Common Stock ("Restricted Stock Awards"). Such awards will be subject to such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate including, but not limited to, restrictions on transferability and continued employment.

     Other Incentive Awards. Under the 1996 Plan, the Committee also has the discretion to grant other types of awards, including stock appreciation rights and other awards, under which the Company's Common Stock is or may in the future be acquired by a participant. Such awards may include grants of debt securities convertible into or exchangeable for shares of the Company's Common Stock upon the attainment of performance goals or such other conditions as the Committee shall determine.

     Director-Stock Awards. An award of shares of the Company's Common Stock may be granted to a non-employee director at the discretion and with the approval of the Board, with the recipient of such shares abstaining from such vote. In addition, the Board may, at its discretion, grant such other awards
based on the Common Stock of the Company as it deems appropriate.   In
addition, members of the Board may elect to take their retainer in shares of the Company's Common Stock, provided such election is made at least six months after an "opposite way" transaction in the Company's shares, as described in the 1996 Plan.

     Other Terms of Awards. Options will be exercisable for, and Restricted Stock Awards will be made in, Common Stock of the Company. Performance Share Awards may be paid in cash, Common Stock or a combination of cash and Common Stock, as the Committee shall determine. If an award is granted in the form of an Option, Restricted Stock Award or Other Incentive Award, the Committee may include as part of such award an entitlement to receive dividends or dividend equivalents.

     The 1996 Plan provides for the forfeiture of awards under certain circumstances as determined by the Committee. The 1996 Plan authorizes the Committee to promulgate administrative guidelines for the purpose of determining what treatment will be afforded to a participant under the 1996 Plan in the event of death, disability, retirement or termination for an approved reason.

     Upon granting of any award, the Committee, or the Board, may, by way of an award notice or otherwise, establish such other terms, conditions, restrictions and/or limitations governing the granting of such award as are not inconsistent with the 1996 Plan. In addition, the Committee, or the Board, may modify the terms and conditions of awards under certain circumstances.

     Change of Control Event. Upon the occurrence of a Change of Control Event (as defined in the 1996 Plan), awards may be treated as follows: (i) all of the participant's outstanding awards could become immediately vested, fully earned, exercisable, and/or in the case of Options, converted into stock appreciation rights, as appropriate, and (ii) the Company could make full payment to each such participant with respect to any Performance Share Award, stock appreciation right or other incentive award, deliver certificates to such participant with respect to each Restricted Stock Award and permit the exercise of Options, respectively, granted to such participant.

     Federal Tax Treatment. Under current federal tax law, the following are the federal tax consequences generally arising with respect to awards under the 1996 Plan.

     A participant who is granted an incentive stock option does not realize any taxable income at the time of the grant or at the time of exercise. Similarly, the Company is not entitled to any deduction at the time of grant or at the time of exercise. If the participant makes no disposition of the shares acquired pursuant to an incentive stock option before the later of two years from the date of grant of such option and one year of the transfer of such shares to him, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes. Conversely, if the participant disposes of shares of Common Stock acquired pursuant to an incentive stock option before the later of two years after the date of grant of such option and one year after the transfer of such shares to him, any gain or loss realized will be treated as ordinary income and the Company will be entitled to a deduction for federal income tax purposes.

     A participant who is granted a non-qualified stock option does not have taxable income at the time of grant, but does have taxable income at the time of exercise equal to the difference between the exercise price of the shares acquired pursuant to such option and the market value of the shares on the date of exercise. The Company is entitled to a corresponding deduction for federal income tax purposes in the same amount.

     A participant who has been granted a Performance Share Award will not realize taxable income at the time of the grant, and the Company will not be entitled to a deduction at such time. A participant will realize ordinary income at the time the award is paid and the Company will have a corresponding deduction.

     A participant who has been granted a Restricted Stock Award generally will not realize taxable income at the time of the grant, and the Company will not be entitled to a deduction at the time of the grant, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. When such restrictions lapse, the participant will realize taxable income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company will be entitled to a corresponding deduction.

     The award of an outright grant of non-restricted Common Stock to a participant will produce immediate tax consequences for both the participant and the Company. The participant will be treated as having received taxable compensation in an amount equal to the then fair market value of the Common Stock distributed to him. The Company will receive a corresponding deduction for the same amount.

                              New Plan Benefits

                          1996 Stock Incentive Plan (1)


Name and Position                             Dollar Value    Number of Units
- -----------------                             ------------    ---------------
Charles A. Sullivan, CEO (2)                  $        -                -
Michael D. Kafoure, President (2)                358,750           50,000
H.L. Shetler, Executive Vice President (2)             -                -
Ray Sandy Sutton, Vice President (2)                   -                -
Timothy W. Cranor, Senior Vice President (2)     311,250           30,000
Executive Group (2)                              670,000           80,000
Non-Executive Office Employee Group (2)        1,095,188          171,500
Non-Employee Director Group (3)                  171,000            7,890


(1) The 1996 Stock Incentive Plan provides for the discretionary grant of awards. Such awards are not presently determinable due to the discretionary nature of the Plan. The information provided states the benefits and amount which would have been allocated for the last fiscal year if the Plan had been in effect.

(2) The figures provided assume that the same number of options were granted under the 1996 Plan as were granted under the 1991 Plan and the dollar value is calculated using the market price of the Company's Common Stock at fiscal year end of $27.625.

(3) The figures provided assume that each non-employee director elected to take his retainer in stock in lieu of cash. The dollar value is the aggregate amount paid to the non-employee director group as retainer in the last fiscal year. The number of units is the number of shares of the Company's Common Stock such dollar amount would have purchased based on the market price of the Company's Common Stock on the date of payment of such retainer. The total value of such shares at June 1, 1996 using the market price of the Company's Common Stock at fiscal year end of $27.625 would have been $217,961.

Comparison of 1991 Plan with 1996 Plan

     Type and Number of Awards. Pursuant to the 1991 Plan, non-qualified stock options and incentive stock options may be awarded by the Stock Option Committee (as defined in the 1991 Plan, which Stock Option Committee was later designated by the Board as the Compensation Committee). In addition to non-qualified stock options and incentive stock options, the 1996 Plan would allow the Committee to grant performance share awards, stock appreciation rights, restricted Common Stock, and any other award based on Common Stock to eligible employees and directors. Additionally, the 1996 Plan would allow the Board to award non-employee directors (as defined in the 1996 Plan) non-qualified stock options, shares of Common Stock and other awards. Non-employee directors may also elect to be paid their cash retainer in Common Stock in lieu of cash.

     Administration.   The 1991 Plan is administered by the Committee, which
must be composed of at least two directors, each of whom are disinterested within the meaning of the old Rule 16b-3 promulgated pursuant to the Exchange Act. The 1996 Plan would be administered by the Committee which would be composed of two or more members, each of whom would be a non-employee director within the meaning of the new Rule 16b-3. Members of the Committee who currently administer the 1991 Plan would be eligible to administer the 1996 Plan pursuant to the new rules.

     Eligible Participants. The 1991 Plan provides that any key employee of the Company or any of its subsidiaries is eligible to receive awards. Non-employee directors are not eligible to receive awards under the 1991 Plan. Pursuant to the 1996 Plan any employees of the Company and its subsidiaries, including executive officers and directors who are executive officers, would be eligible to receive awards. Additionally, the 1996 Plan will allow non-employee directors to receive non-qualified stock options, Common Stock and other awards and Common Stock in lieu of their cash retainer. Each director shall be required to abstain from voting to approve their own receipt of any awards under the 1996 Plan.

     Required Terms for Awards. The 1991 Plan allows the Committee to set, at its discretion, the terms of Options, subject to the requirement that the exercise of the Option be no earlier than one year after the date of the grant. The exercise price could be paid in cash or in stock, or a combination thereof at the discretion of the Committee. The 1996 Plan will allow the Committee to set the terms of awards at its discretion subject to the requirement that the exercise price be equal to the fair market price of the underlying shares on the date of the grant.

Other Information

     The last sale price of the Company's Common Stock reported by the New York Stock Exchange on August 9, 1996 was $27.75 per share.

                       THE BOARD OF DIRECTORS RECOMMENDS
                           A VOTE FOR THIS PROPOSAL

                    PROPOSAL NO. 3 - APPOINTMENT OF AUDITORS

     Stockholders are asked to ratify the appointment of Deloitte & Touche LLP as independent auditors of the books and accounts of the Company for the fiscal year ending May 31, 1997.

     Representatives of Deloitte & Touche LLP plan to attend the Meeting and will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                    THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE FOR THIS PROPOSAL

             SUBMISSION OF STOCKHOLDERS' PROPOSALS AND OTHER MATTERS

     Proposals of stockholders intended to be presented at the 1997 Annual Meeting must be made in compliance with all Securities and Exchange Commission rules and regulations and be received by the Corporate Secretary, Interstate Bakeries Corporation, 12 East Armour Boulevard, Kansas City, Missouri 64111, no later than April 23, 1997, in order to be included in the agenda.

     Management is not aware of any matters to come before the Meeting other than those referred to in the Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that the proxies solicited hereby will be voted thereon in accordance with the judgment of the person voting such proxies.

                       By Order of the Board of Directors

                              /s/ Ray Sandy Sutton

                                Ray Sandy Sutton

                      INTERSTATE BAKERIES CORPORATION
                         1996 STOCK INCENTIVE PLAN


                             TABLE OF CONTENTS

                                                                        PAGE

ARTICLE I  PURPOSE . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.1  Purpose. . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.2  Establishment. . . . . . . . . . . . . . . . . . . . . . . . . .1

ARTICLE II  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . .1
     2.1  Award. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     2.2  Award Notice . . . . . . . . . . . . . . . . . . . . . . . . . .1
     2.3  Board. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     2.4  Change of Control Event. . . . . . . . . . . . . . . . . . . . .2
     2.5  Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     2.6  Committee. . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     2.7  Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . .3
     2.8  Corporation. . . . . . . . . . . . . . . . . . . . . . . . . . .3
     2.9  Date of Grant. . . . . . . . . . . . . . . . . . . . . . . . . .3
     2.10 Director Options . . . . . . . . . . . . . . . . . . . . . . . .3
     2.11 Director Awards. . . . . . . . . . . . . . . . . . . . . . . . .3
     2.12 Eligible Employee. . . . . . . . . . . . . . . . . . . . . . . .3
     2.13 Employee Director. . . . . . . . . . . . . . . . . . . . . . . .3
     2.14 Exchange Act . . . . . . . . . . . . . . . . . . . . . . . . . .3
     2.15 Fair Market Value. . . . . . . . . . . . . . . . . . . . . . . .3
     2.16 Incentive Stock Option . . . . . . . . . . . . . . . . . . . . .3
     2.17 Non-Employee Directors . . . . . . . . . . . . . . . . . . . . .3
     2.18 Option . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
     2.19 Other Incentive Award. . . . . . . . . . . . . . . . . . . . . .3
     2.20 Participant. . . . . . . . . . . . . . . . . . . . . . . . . . .4
     2.21 Performance Share Award. . . . . . . . . . . . . . . . . . . . .4
     2.22 Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     2.23 Restricted Stock Award . . . . . . . . . . . . . . . . . . . . .4
     2.24 Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . .4

ARTICLE III  ADMINISTRATION. . . . . . . . . . . . . . . . . . . . . . . .4
     3.1  Administration by Committee. . . . . . . . . . . . . . . . . . .4
     3.2  Committee to Make Rules and Interpret Plan . . . . . . . . . . .5
     3.3  Committee Members Ineligible . . . . . . . . . . . . . . . . . .5

ARTICLE IV  GRANT OF AWARDS; SHARES
     SUBJECT TO THE PLAN . . . . . . . . . . . . . . . . . . . . . . . . .5

ARTICLE V  ELIGIBILITY . . . . . . . . . . . . . . . . . . . . . . . . . .6

ARTICLE VI  STOCK OPTIONS. . . . . . . . . . . . . . . . . . . . . . . . .6
     6.1  Grant of Options . . . . . . . . . . . . . . . . . . . . . . . .6
     6.2  Conditions of Options. . . . . . . . . . . . . . . . . . . . . .7
     6.3  Options to Non-Employee Directors. . . . . . . . . . . . . . . .8

ARTICLE VII  PERFORMANCE SHARE AWARDS. . . . . . . . . . . . . . . . . . .9
     7.1  Grant of Performance Shares. . . . . . . . . . . . . . . . . . .9
     7.2  Conditions of Performance Share Awards . . . . . . . . . . . . .9

ARTICLE VIII  RESTRICTED STOCK AWARDS. . . . . . . . . . . . . . . . . . 10
     8.1  Grant of Restricted Stock Awards . . . . . . . . . . . . . . . 10
     8.2  Conditions of Restricted Stock Awards. . . . . . . . . . . . . 11

ARTICLE IX  OTHER INCENTIVE AWARDS . . . . . . . . . . . . . . . . . . . 11
     9.1  Grant of Other Incentive Awards. . . . . . . . . . . . . . . . 11
     9.2  Conditions of Other Incentive Awards . . . . . . . . . . . . . 11

ARTICLE X  NON-EMPLOYEE DIRECTOR AWARDS. . . . . . . . . . . . . . . . . 12
     10.1 Awards to Non-Employee Directors . . . . . . . . . . . . . . . 12
     10.2 Common Stock in Lieu of Retainer . . . . . . . . . . . . . . . 12

ARTICLE XI  STOCK ADJUSTMENTS. . . . . . . . . . . . . . . . . . . . . . 12

ARTICLE XII  GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     12.1 Amendment or Termination of Plan . . . . . . . . . . . . . . . 13
     12.2 Dividends and Dividend Equivalents . . . . . . . . . . . . . . 14
     12.3 Termination of Employment. . . . . . . . . . . . . . . . . . . 14
     12.4 Withholding Taxes. . . . . . . . . . . . . . . . . . . . . . . 14
     12.5 Forfeiture . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     12.6 Change of Control. . . . . . . . . . . . . . . . . . . . . . . 15
     12.7 Amendments to Awards . . . . . . . . . . . . . . . . . . . . . 15
     12.8 Regulatory Approval and Listings . . . . . . . . . . . . . . . 15
     12.9 Right to Continued Employment. . . . . . . . . . . . . . . . . 15
     12.10     Beneficiaries . . . . . . . . . . . . . . . . . . . . . . 16
     12.11     Indemnification . . . . . . . . . . . . . . . . . . . . . 16
     12.12     Reliance on Reports . . . . . . . . . . . . . . . . . . . 16
     12.13     Relationship to Other Benefits. . . . . . . . . . . . . . 16
     12.14     Compliance with the Exchange Act. . . . . . . . . . . . . 17
     12.15     Expenses. . . . . . . . . . . . . . . . . . . . . . . . . 17
     12.16     Construction. . . . . . . . . . . . . . . . . . . . . . . 17
     12.17     Governing Law . . . . . . . . . . . . . . . . . . . . . . 17

                       INTERSTATE BAKERIES CORPORATION
                         1996 STOCK INCENTIVE PLAN

                                 ARTICLE I

                                  PURPOSE

     1.1 Purpose. The Plan is designed to enable Employee-Directors, Non-Employee Directors, executive officers and employees of the Corporation to acquire or increase their equity interests in the Corporation on such reasonable terms as the Board or the Committee shall determine. The opportunity so provided is intended to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Corporation, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals in the future. So that the appropriate incentive can be provided, the Plan provides for granting
(i) Stock Options, Restricted Stock Awards, Performance Shares, and/or Other Incentive Awards to employees of the Corporation and its Subsidiaries on the terms and subject to the conditions set forth in the Plan, and (ii) Director Options and Director Awards to Non-Employee Directors of the Company as approved by the Board.

     1.2 Establishment. The Plan is effective as of the date it is approved by the shareholders of the Corporation (the "Effective Date"), and subject to the provisions of Section 12.1, Awards may be granted hereunder for a period of ten years after such date.

     The Plan shall continue in effect until all matters relating to the payment of awards and administration of the Plan have been settled.

                                ARTICLE II

                                DEFINITIONS

     2.1 "Award" means, individually, collectively or in tandem, any Option, Restricted Stock Award, Performance Share Award, or Other Incentive Award granted under the Plan by the Committee pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Committee (or the Board, with respect to Director Options and Director Awards) may establish by an Award Notice or otherwise.

     2.2 "Award Notice" means any written instrument that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee's exercise of its administrative powers.

     2.3  "Board" means the Board of Directors of the Corporation.

     2.4  "Change of Control Event" means each of the following:

          (a) any person or entity is or becomes the beneficial owner (as defined in the Exchange Act), directly or indirectly, of securities of the Corporation (excluding securities acquired directly from the Corporation or its affiliates) representing 25% or more of the combined voting power of the Corporation's then outstanding securities (other than any beneficial owner of such percentage or more of such voting power existing as of the Effective Date); or

          (b) during any period of two consecutive years (not including any period prior to the Effective Date of the Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person or entity who has entered into an agreement with the Corporation to effect a transaction described in clause (a), (c) or (d) of this paragraph) whose election by the Board or nomination for election by the Corporation's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously approved, cease for any reason to constitute a majority thereof; or

          (c) the shareholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than
     (i) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, at least 75% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no person or entity acquires more than 50% of the combined voting power of the Corporation's then outstanding securities; or

          (d) the shareholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all the Corporation's assets.

     2.5 "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

     2.6 "Committee" means the Compensation Committee of the Board, or such other committee designated by the Board, authorized to administer the Plan under Article III hereof. The Committee shall consist of not less than two members, each of whom is a Non-Employee Director within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act.

     2.7 "Common Stock" means the common stock, par value $0.01 per share, of the Corporation, and after substitution, such other stock as shall be substituted therefor as provided in Article XI.

     2.8  "Corporation" means Interstate Bakeries Corporation.

     2.9 "Date of Grant" means the date on which the granting of an Award is authorized or such later date as may be specified in such authorization.

     2.10 "Director Options" means non-qualified Options awarded under
Section 6.3 of the Plan.

     2.11 "Director Awards" means an Award granted or Common Stock issued under Article X of the Plan.

     2.12 "Eligible Employee" means any employee of the Corporation or a Subsidiary who satisfies all of the requirements of Article V.

     2.13 "Employee Director" shall mean a director of the Corporation who is not a Non-Employee Director.

     2.14 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     2.15 "Fair Market Value" means the closing sales price of the Common Stock on the New York Stock Exchange (or such other exchange that the Common Stock is then traded) on the day for which such value is to be determined, or if no sale of the Common Stock shall have been made on such exchange that day, on the next preceding day on which there was a sale of such Common Stock.

     2.16 "Incentive Stock Option" means an Option meeting the requirements of Section 422 of the Code.

     2.17 "Non-Employee Directors" means a director who is not, at the time of determination of such status, an officer or otherwise employed by the Corporation, or a subsidiary of the Corporation, does not receive compensation directly or indirectly from the Corporation or a subsidiary of the Corporation, for services rendered as a consultant or in any capacity other than as a director, except for an amount for which disclosure would not be required pursuant to Item 404(a) of Regulation S-K; does not possess an interest in any other transactions for which disclosure would be required pursuant to Item 404(a) of Regulation S-K; and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K.

     2.18 "Option" means an Award granted under Article VI of the Plan and includes both non-qualified Options and Incentive Stock Options.

     2.19 "Other Incentive Award" means an Award granted under Article IX of the Plan.

     2.20 "Participant" means an Eligible Employee of the Corporation or a Subsidiary to whom an Award has been granted by the Committee under this Plan.

     2.21 "Performance Share Award" means an Award granted under Article VII of the Plan.

     2.22 "Plan" means the Interstate Bakeries Corporation 1996 Stock Incentive Plan.

     2.23 "Restricted Stock Award" means an Award granted under Article VIII of the Plan.

     2.24 "Subsidiary" means any corporation of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.

                               ARTICLE III

                              ADMINISTRATION

     3.1 Administration by Committee. The Committee shall administer the Plan, provided that any Director Options or Director Awards shall be approved by the Board (with the director being granted such Director Option or Director Awards abstaining from any approval thereof). Unless otherwise provided in the bylaws of the Corporation or the resolutions adopted from time to time by the Board establishing the Committee, the Board may from time to time remove members from, or add members to, the Committee; vacancies on the Committee, howsoever caused, shall be filled by the Board. The Committee shall designate one of its members as Chairman. It shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members at the time in office. Any determination reduced to writing and signed by all members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a Secretary, who need not be a member of the Committee, and may establish and amend such rules and regulations for the conduct of its business as it shall deem advisable.

     Subject to the provisions of the Plan, the Committee shall have the power to:

          (a)  Select the Eligible Employees to participate in the Plan.

          (b)  Determine the time or times when Awards will be made.

          (c) Determine the form of an Award, whether a Stock Option, a Restricted Stock Award, a Performance Share Award, or Other Incentive Award, the number of shares of Common Stock subject to the Award or with reference to which the Award is determined, all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Notice, which may include the waiver or amendment of prior terms and conditions or acceleration or early vesting or payment of an Award under certain circumstances determined by the Committee.

          (d) Determine whether Awards will be granted singly, in combination or in tandem.

          (e) Grant waivers of Plan terms, conditions, restrictions and limitations.

          (f) Accelerate the vesting, exercise, or payment of an Award or the performance period of an Award when such action or actions would be in the best interest of the Corporation.

          (g) Take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

     The Committee shall also have the authority to grant Awards in replacement of Awards previously granted under this Plan or any other executive compensation plan of the Corporation or a Subsidiary.

     3.2 Committee to Make Rules and Interpret Plan. The Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee's interpretation of the Plan or any Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties unless otherwise determined by the Board.

     3.3 Committee Members Ineligible. No Committee member shall be eligible to participate in the Plan except to the extent set forth in Sections
6.3 and Article X.


                                ARTICLE IV

                          GRANT OF AWARDS; SHARES
                            SUBJECT TO THE PLAN

     Awards to one or more Eligible Employees and Non-Employee Directors may be made; provided, however, that:

          (a) Subject to Article XI, an aggregate of 6,841,500 shares of Common Stock are hereby reserved for use in connection with Awards under the Plan, which amount shall be the maximum number of shares with respect to which Options may be granted to any one employee during the term of the Plan.

          (b) Any Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of shares of Common Stock, are settled in cash in lieu of Common Stock, or are exchanged in the Committee's discretion for Awards not involving Common Stock, shall be available again for grant under the Plan, so long as the holder of any such Award received no benefits of Common Stock ownership (including but not limited to dividends) from the shares of Common Stock related to such Award.

          (c) Any shares of Common Stock issued by the Corporation through the assumption or substitution of outstanding grants from an acquired company shall reduce the shares available for grants under the Plan.

          (d) Common Stock delivered by the Corporation in payment of any Award under the Plan may be authorized and unissued Common Stock or Common Stock held in the treasury of the Corporation or may be purchased on the open market or by private purchase.

          (e) The Committee shall, in its sole discretion, determine the manner in which fractional shares arising under this Plan shall be treated.

                                 ARTICLE V

                                ELIGIBILITY

     Awards may be granted under the Plan to any employee of the Corporation or a Subsidiary. Officers shall be employees for this purpose, whether or not they are also directors. Awards may also be granted to Non-Employee Directors, but only in the manner and to the extent set forth in Sections 6.3 and Article X hereof. Awards may be granted to Eligible Employees whether or not they have received prior Awards under the Plan or under any previously adopted plan, and whether or not they are participants in other benefit plans of the Corporation.

     Subject to the provisions of the Plan, the Committee shall, from time to time, select from the Eligible Employees those to whom Awards shall be granted and shall determine the type or types of Awards to be made and shall establish in the related Award Notices the terms, conditions, restrictions and/or limitations, if any, applicable to the Awards in addition to those set forth in the Plan and the administrative rules and regulations issued by the Committee.


                                ARTICLE VI

                               STOCK OPTIONS

     6.1 Grant of Options. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Options to Eligible Employees. These Options may be Incentive Stock Options or non-qualified Options, or a combination of both.

Each grant of an Option shall be evidenced by an Award Notice executed by the Corporation and the Participant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 6.2.

     6.2 Conditions of Options. Each Option so granted shall be subject to the following conditions:

          (a) Exercise price. As limited by Section 6.2(e) below, each Option shall state the exercise price which shall be set by the Committee at the Date of Grant, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant.

          (b) Form of payment. The exercise price of an Option may be paid: (i) in cash or by check, bank draft or money order payable to the order of the Corporation; (ii) in shares of Common Stock; (iii) a combination of the foregoing; or (iv) such other consideration as the Committee may deem appropriate. In addition to the foregoing, subject to the discretion of the Committee, any Option granted under the Plan may be exercised by a broker-dealer acting on behalf of a Participant if
     (A) the broker-dealer has received from the Participant or the Corporation a fully- and duly-endorsed agreement evidencing such Option and instructions signed by the Participant requesting the Corporation to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Participant and specifying the account into which such shares should be deposited, (B) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise, and (C) the broker-dealer and the Participant have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR, Part 220 and any successor rules and regulations applicable to such exercise ("Cashless Exercise"). The Committee shall establish appropriate methods for accepting Common Stock, and may impose such conditions as it deems appropriate on the use of such Common Stock in payment of the exercise price. Common Stock used to exercise an Option shall be valued at its then Fair Market Value.

          (c) Exercise of Options. Options granted under the Plan shall be exercisable, in whole or in installments, and at such times, and shall expire at such time, as shall be provided by the Committee in the Award Notice. Exercise of an Option shall be by written notice stating the election to exercise in the form and manner determined by the Committee. Every share of Common Stock acquired through the exercise of an Option shall be deemed to be fully paid at the time of exercise and payment of the exercise price.

          (d) Other terms and conditions. Among other conditions that may be imposed by the Committee, if deemed appropriate, are those relating to: (i) the period or periods and the conditions of exercisability of any Option; (ii) the minimum periods during which Participants must be employed by the Corporation or its Subsidiaries, or must hold Options before they may be exercised; (iii) the minimum periods during which shares acquired upon exercise must be held before sale or transfer shall be permitted; (iv) conditions under which such Options or shares may be subject to forfeiture; (v) restrictions on transferability; and (vi) the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time.

          (e) Special restrictions relating to Incentive Stock Options. Options issued in the form of Incentive Stock Options shall, in addition to being subject to all applicable terms, conditions, restrictions and/or limitations established by the Committee, comply with the requirements of Section 422 of the Code (or any successor section thereto), including, without limitation, the requirement that the exercise price of an Incentive Stock Option not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant, the requirement that each Incentive Stock Option, unless sooner exercised, terminated, or canceled, expire no later than ten years from its Date of Grant, and the requirement that the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other Plan of the Corporation or any Subsidiary) not exceed $100,000.

          (f) Application of funds. The proceeds received by the Corporation from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

     6.3  Options to Non-Employee Directors.

          (a) Special restrictions relating to Incentive Stock Options. Notwithstanding any other provision herein, no Options shall be granted hereunder to Non-Employee Directors other than the Director Options granted pursuant to this Section 6.3. Director Options may be awarded at the discretion and with the approval of the Board with the recipient of such Award abstaining from the vote. Such Director Options shall be granted at such time, in such number and with such restrictions as determined by the Board.

          (b) Special restrictions relating to Incentive Stock Options. Each Director Option shall be evidenced by an Award Notice executed by the Corporation and the Non-Employee Director, and shall include the following terms and provisions:

               (i) The Option exercise price per share shall be equal to the Fair Market Value of one share of Common Stock on the date the Director Option is granted. The period within which each Option may be exercised shall expire ten years from the date the option is granted (the "Option Period"), unless it expires sooner due to the death or termination of the directorship of the optionee, or if fully exercised prior to the end of such ten year period.

               (ii) If the directorship of an optionee is terminated within the Option Period for any reason other than (i) the death of the optionee or (ii) on account of any act of fraud, intentional misrepresentation, embezzlement, misappropriation, or conversion of assets or opportunities of the Corporation or any of its Subsidiaries, the Director Option may be exercised by the optionee, to the extent the optionee was able to do so at the date of termination of the directorship, within the Option Period.

               (iii) If an optionee dies during the Option Period while a Non-Employee Director of the Corporation, or if an optionee dies within three months of serving as a Non-Employee Director, the

          Director Option may be exercised, to the extent the optionee was entitled to exercise such Option at the date of his or her death, within one year after such death (if otherwise within the Option Period), by the executor or the administrator of the estate of the optionee, or by the person or persons who shall have lawfully acquired the Director Option directly from the optionee.

               (iv) If the directorship of the optionee is terminated within the Option Period for any of the reasons enumerated in
          Section 6.3(b)(ii), such Director Options shall automatically terminate as of the date of termination of such directorship.

               (v) Form of payment. The exercise price of an Option may be paid: (A) in cash or by check, bank draft or money order payable to the order of the Corporation; (B) in shares of Common Stock; (C) a combination of the foregoing; or (D) such other consideration as the Board may deem appropriate. In addition to the foregoing, subject to the discretion of the Board, any Option granted under the Plan may be exercised by Cashless Exercise. The Board shall establish appropriate methods for accepting Common Stock, and may impose such conditions as it deems appropriate on the use of such Common Stock in payment of the exercise price. Common Stock used to exercise an Option shall be valued at its then Fair Market Value.


                                ARTICLE VII

                         PERFORMANCE SHARE AWARDS

     7.1 Grant of Performance Shares. Grants of Performance Share Awards may be made by the Committee to any Eligible Employee during the term of the Plan. Each Performance Share Award shall be evidenced by an Award Notice. There may be more than one award in existence at any one time for any Participant and performance periods for separate Performance Share Awards may differ.

     The Performance Shares may be paid out in full or in part on the basis of performance of the Corporation following the beginning of the Corporation's fiscal year in which the Performance Share Award is made as hereinafter set forth. In determining the size of Performance Share Awards, the Committee may take into account a Participant's responsibility level, performance, potential, and cash compensation level, as well as such other considerations as it deems appropriate.

     7.2 Conditions of Performance Share Awards. A Performance Share Award shall be subject to the following terms and conditions:

          (a) Performance Share Account. Performance Share Awards shall be credited to a Performance Share account to be maintained for each holder. A Performance Share Award under the Plan shall only constitute a contractual right and shall not entitle the holder to any interest in the Common Stock or to any dividend, voting or other rights of a shareholder.

          (b) Performance Period and Criteria. Performance Shares shall be contingent upon the attainment during a performance period of certain performance objectives. The length of the performance period for each Performance Share Award, the performance objectives to be achieved during the Performance Share Award period and the measure of whether and to what degree such objectives have been attained shall be conclusively determined by the Committee in the exercise of its discretion. The Committee may revise performance objectives at such times as it deems appropriate during the Performance Share Award period in order to take into account or into consideration any unforeseen events or changes in circumstances; provided, however, that any such revision which is adverse to the holder of a Performance Share Award shall require the holder's consent.

          (c)  Payment of Award.  Following the end of the Performance
     Share Award period, the holder of a Performance Share Award shall be entitled to receive payment of an amount based on the achievement of the performance measures for such Performance Share Award period.

          The Committee may authorize payment of a Performance Share Award in any combination of cash and Common Stock or all in cash or all in Common Stock, as it deems appropriate. Such shares may include any restrictions on transfer and forfeiture provisions as the Committee, from time to time, deems appropriate.

          (d) Additional terms and conditions. The Committee may, by way of the Award Notice or otherwise, determine such other terms, conditions, restrictions and/or limitations, if any, of any Performance Share Award, provided they are not inconsistent with the Plan.

                               ARTICLE VIII

                          RESTRICTED STOCK AWARDS

     8.1 Grant of Restricted Stock Awards. The Committee may grant a Restricted Stock Award to any Eligible Employee. Restricted Stock Awards shall be awarded in such number and at such times during the term of the Plan as the Committee shall determine. Each Restricted Stock Award may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates, and by an Award Notice setting forth the terms of such Restricted Stock Award.

     8.2 Conditions of Restricted Stock Awards. The grant of a Restricted Stock Award shall be subject to the following:

          (a) Restriction period. The Committee shall determine the restriction period (the "Restriction Period") which shall apply to the shares of Common Stock covered by each Restricted Stock Award or portion thereof. At the end of the Restriction Period the restrictions imposed hereunder shall lapse with respect to the shares of Common Stock covered by the Restricted Stock Award.

          (b) Restrictions. The holder of a Restricted Stock Award may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the shares of Common Stock during any applicable Restriction Period. The Committee shall impose such other restrictions on any shares of Common Stock covered by a Restricted Stock Award as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

          (c) Rights as shareholders. During any Restriction Period, the Committee may, in its discretion, grant to the holder of a Restricted Stock Award all or any of the rights of a shareholder with respect to said shares, including, but not by way of limitation, the right to vote such shares and to receive dividends. If any dividends or other distributions are paid in shares of Common Stock, all such shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.


                                ARTICLE IX

                          OTHER INCENTIVE AWARDS

     9.1 Grant of Other Incentive Awards. The Committee may, in its discretion, grant other types of awards of, or based on, the Common Stock, including stock appreciation rights. Such awards may also include grants of debt securities convertible into or exchangeable for shares of the Common Stock upon such conditions, including attainment of performance goals, as the Committee shall determine.

     9.2 Conditions of Other Incentive Awards. Each grant of an Other Incentive Award shall be evidenced by an Award Notice executed by the Corporation and the Participant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve. The recipient of an Other Incentive Award will have the rights of a shareholder only to the extent, if any, specified in the Award Notice governing such Other Incentive Award.

                                 ARTICLE X

                       NON-EMPLOYEE DIRECTOR AWARDS

     10.1 Awards to Non-Employee Directors.

               (a) Shares of restricted or unrestricted Common Stock may be awarded to Non-Employee Directors at the discretion and with the approval of the Board, with the recipient of such shares abstaining from such vote. Such Awards shall be granted at such time, in such number and with such restrictions as determined by the Board. The Board may also, in its discretion, approve other types of Awards for Non-Employee Directors which are based on the Common Stock, including stock appreciation rights, stock performance rights and other incentive awards

               (b) Each Director Award shall be evidenced by an Award Notice executed by the Corporation and the Non-Employee Director containing the terms, conditions and restrictions of each Director Award.

     10.2 Common Stock in Lieu of Retainer. Any member of the Board may elect to receive shares of the Common Stock in lieu of their usual and customary cash retainer provided that such election is made at least six months after the date of the most recent election with respect to a Plan transaction that was a volitional disposition by the Participant and results in either (i) an intra-plan transfer involving a Common Stock fund or (ii) a cash distribution funded by a volitional disposition of Common Stock. If an election to receive shares of Common Stock in lieu of a cash retainer is made, the electing Board member shall receive that number of shares of Common Stock equal to the amount of the retainer divided by the Fair Market Value calculated as of the date of payment of the retainer. An election to receive shares in lieu of cash which is made in connection with the Participant s death, disability, retirement or termination of employment need not meet the requirements of this Section 10.2.

                                ARTICLE XI

                             STOCK ADJUSTMENTS

     In the event that the shares of Common Stock, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, or a dividend on the shares of Common Stock or rights or warrants to purchase securities of the Corporation shall be made, then there shall be substituted for or added to each share available under and subject to the Plan as provided in Article IV hereof, and each share theretofore appropriated or thereafter subject or which may become subject to Awards under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or any stock or other securities into which the Common Stock shall have been changed or for which it shall have been exchanged, then if the Committee (or the Board with respect to Director Options and Director Awards) shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to the Plan, or in any Award theretofore granted or which may be granted under the Plan, such adjustments shall be made in accordance with such determination, except that no adjustment of the number of shares of Common Stock available under the Plan or to which any Award relates that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made would require an increase or decrease of at least 1% in the number of shares of Common Stock available under the Plan or to which any Award relates immediately prior to the making of such adjustment (the "Minimum Adjustment"). Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment together with other adjustments required by this Article XI and not previously made would result in a Minimum Adjustment. Notwithstanding the foregoing, any adjustment required by this Article XI which otherwise would not result in a Minimum Adjustment shall be made with respect to shares of Common Stock relating to any Award immediately prior to exercise, payment or settlement of such Award.

     No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.


                                ARTICLE XII

                                  GENERAL

     12.1 Amendment or Termination of Plan. The Board may suspend or terminate the Plan at any time. In addition, the Board may, from time to time, amend the Plan in any manner, but may not without shareholder approval adopt any amendment which would:

          (a) increase the aggregate number of shares of Common Stock available under the Plan (except by operation of Article XI); and

          (b) materially modify the requirements as to eligibility for participation in the Plan;

provided, that any amendment to the Plan shall require approval of the shareholders if, in the opinion of counsel to the Corporation, such approval is required by Section 16(b) or any other section of the Exchange Act, any other Federal or state law or any regulations or rules promulgated thereunder or the rules of the New York Stock Exchange (or such other exchange on which the Common Stock is listed).

     12.2 Dividends and Dividend Equivalents. The Committee or the Board may choose, at the time of the grant of an Award or any time thereafter up to the time of payment of such Award, to include as part of such Award an entitlement to receive dividends or dividend equivalents subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee (or the Board) may establish. Dividends and dividend equivalents granted hereunder shall be paid in such form and manner (i.e., lump sum or installments), and at such time as the Committee (or the Board) shall determine. All dividends or dividend equivalents which are not paid currently may, at the Committee's (or the Board's) discretion, accrue interest, be reinvested into additional shares of Common Stock or, in the case of dividends or dividend equivalents credited in connection with a Performance Share Award, be credited as additional Performance Shares and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Performance Share Award.

     12.3 Termination of Employment. If a Participant's employment with the Corporation or a Subsidiary terminates for a reason other than death, disability, retirement or any approved reason, all unexercised, unearned and/or unpaid Awards, including, but not by way of limitation, Awards earned but not yet paid, all unpaid dividends and dividend equivalents, and all interest accrued on the foregoing, shall be canceled or forfeited, as the case may be, unless the Participant's Award Notice provides otherwise. The Committee shall have the authority to promulgate rules and regulations to (i) determine what events constitute disability, retirement, or termination for an approved reason for purposes of the Plan, and (ii) determine the treatment of a Participant under the Plan in the event of his or her death, disability, retirement, or termination for an approved reason. Such rules and regulations may include, without limitation, the method, if any, for prorating a Performance Share Award, accelerating the vesting of any Options or Restricted Stock Award, or providing for the exercise of any unexercised Options in the event of a Participant's death, disability, retirement or termination for an approved reason.

     12.4 Withholding Taxes. The Corporation shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Award holder to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow an Award holder to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Common Stock due as a result of such Award, or by permitting the Award holder to deliver to the Corporation, shares of Common Stock, having a Fair Market Value, on the date of payment, equal to the amount of such required withholding taxes.

     12.5 Forfeiture. If the employment of a Participant is terminated on account of any act of fraud, intentional misrepresentation, embezzlement, misappropriation or conversion of assets or opportunities of the Corporation or any of its Subsidiaries, any Award granted hereunder, whether and regardless of the extent to which such Award is vested, earned or exercisable, shall automatically terminate as of the date of termination of such employment.

     12.6 Change of Control. Awards granted under the Plan may, in the discretion of the Committee (or the Board), provide that (a) such Awards shall be immediately vested, fully earned, exercisable, and/or, in the case of Options, converted into stock appreciation rights, as appropriate, upon a Change of Control Event, and (b) the Corporation shall make full payment with respect to any Award, and permit the exercise of Options, respectively, granted hereunder.

     12.7 Amendments to Awards. The Committee (or the Board) may at any time unilaterally amend the terms of any Award Notice for any Award, whether or not presently exercisable, earned, paid or vested, to the extent it deems appropriate; provided, however, that any such amendment which is adverse to the Award holder shall require the holder's consent. Any action required to be taken by or approved by the Board hereunder with respect to an Award to a director of the Corporation shall be approved by a majority of the disinterested directors of the Board.

     12.8 Regulatory Approval and Listings. The Corporation shall use its best efforts to file with the Securities and Exchange Commission as soon as practicable following the Effective Date, and keep continuously effective and usable, a Registration Statement on Form S-8 with respect to shares of Common Stock subject to Awards hereunder. Notwithstanding anything contained in this Plan to the contrary, the Corporation shall have no obligation to issue or deliver certificates representing shares of Common Stock evidencing Restricted Stock Awards or any other Awards relating to shares of Common Stock prior to:

          (a) the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable; and

          (b) the completion of any registration or other qualification of said shares under any state or Federal law or ruling of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable.

     12.9 Right to Continued Employment. Participation in the Plan shall not give any Eligible Employee any right to remain in the employ of the Corporation or any Subsidiary. The Corporation or, in the case of employment with a Subsidiary, the Subsidiary, reserves the right to terminate any Eligible Employee at any time. Further, the adoption of this plan shall not be deemed to give any Eligible Employee or any other individual any right to be selected as a Participant or to be granted an Award.

     12.10 Beneficiaries. Each Participant and Non-Employee Director shall file with the Committee a written designation of one or more persons as the beneficiary (the "Beneficiary") who shall be entitled to receive the amount, if any, payable under the Plan upon his death. Such person may, from time to time, revoke or change his Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall be effective as of a date prior to such receipt.

     If such Beneficiary designation is not in effect at the time of an Award holder's death, or if no designated Beneficiary survives such person, or such designation conflicts with law, the payment of the amount, if any, payable under the Plan upon his death shall be made to such person's estate. If the Committee is in doubt as to the right of any person to receive such amount, the Committee may retain such amount, without liability or any interest thereon, until the rights thereon are determined, or the Committee may pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Plan, the Corporation and the Committee therefor.

     12.11 Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Corporation against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such person in satisfaction of judgment in any such action, suit, or proceeding against such person. He or she shall give the Corporation an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify or hold harmless any such person.

     12.12 Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Corporation and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself. In no event shall any person who is or shall have been a member of the Committee or of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

     12.13 Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Corporation or any Subsidiary.

     12.14 Compliance with the Exchange Act. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee or the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee or the Board. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated therein, such provision (other than one relating to eligibility requirements, or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan insofar as Participants and Non-Employee Directors subject to
Section 16 are concerned.

     12.15 Expenses. The expenses of administering the Plan shall be borne by the Corporation subject to such allocation to its Subsidiaries as it deems appropriate.

     12.16 Construction. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the articles and sections in the Plan are for the convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

     12.17 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware except as superseded by applicable Federal law.

                                 FORM OF PROXY
                                 -------------

                           INTERSTATE BAKERIES CORPORATION
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints RAY SANDY SUTTON, PAUL E. YARICK, and LINDA L. THOMPSON, in the order named, as proxies (each with the power to act alone and with power of substitution) to vote, as directed below, all shares of common stock of INTERSTATE BAKERIES CORPORATION (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on Tuesday, September 24, 1996, at 10:00 a.m. at the Waddell & Reed Auditorium, 6300 Lamar, Shawnee Mission, Kansas or any adjournment thereof, as follows:

1.  ELECTION OF DIRECTORS

    / /    FOR all nominees listed below          / / WITHHOLD AUTHORITY
           (except as marked to the                   to vote for all nominees
           contrary below)

           G. Kenneth Baum      E. Garrett Bewkes, Jr.      James R. Elsesser

INSTRUCTION:  To withhold authority to vote for any individual nominee, strike through that nominee's name.

2.  APPROVAL OF THE INTERSTATE BAKERIES CORPORATION 1996 STOCK INCENTIVE PLAN

         / / FOR               / / AGAINST               / / ABSTAIN

3. RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP as independent auditors of the Company for the fiscal year ending May 31, 1997.

         / / FOR               / / AGAINST               / / ABSTAIN

4. In accordance with their discretion upon such other matters as may properly come before the meeting and any adjournment thereof.


                ( to be signed and dated on reverse side.)

   When properly executed, this proxy will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of Directors, FOR approval of the 1996 Stock Incentive Plan and FOR ratification of the appointment of Deloitte & Touche LLP as auditors of the Company. The Board of Directors recommends a vote FOR proposals 1, 2 and 3.
   Please sign exactly as name appears below.

                              DATED                            , 1996
                                    ---------------------------


                              -----------------------------------------
                                          (Signature)


                              -----------------------------------------
                                          (Signature)


                              Please sign here exactly as name appears to the left. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Each joint owner or trustee should sign the proxy.

                              PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                              CARD PROMPTLY USING THE ENCLOSED ENVELOPE.